Exhibit 99.1

NeoPhotonics Reports First Quarter 2017 Financial Results

•	Revenue of $71.7 million
•	Completed Sale of Low Speed Product Transceiver Product Assets

SAN JOSE, Calif. — May 5, 2017 - NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and datacenter applications, today announced financial results for its first quarter ended March 31, 2017.

"The first quarter of 2017 marked a milestone with our transition to a purely High Speed company with our focus on 100G and above as networks move to 400G and 600G,” said Tim Jenks, Chairman and CEO of NeoPhotonics.  “We completed the sale of our low speed transceiver product assets and we tightened our focus on continuing the growth of our global high speed component and modules businesses.”

“As we expected, softness in the overall China market affected our sales in the first quarter.  We see the China market as being in a transition as it moves from primarily national backbone to provincial and metro 100G deployments, while worldwide the metro and data center interconnect markets continue to grow at a rapid pace.  We believe we are well-positioned to serve these growing markets with both our high capacity production and our new solutions focused on 400G and above coherent and data center products,” concluded Mr. Jenks.

First Quarter Summary

•	Revenue was $71.7 million, down $27.5 million, or 28%, from the first quarter of 2016, and down $38.1 million, or 35%, from the prior quarter
•	Gross margin was 25.8%, down from 31.4% in the first quarter of 2016, and down from 28.3% in the prior quarter
•	Non-GAAP Gross margin was 26.3%, down from 32.8% in the first quarter of 2016, and down from 29.9% in the prior quarter
•	Net loss was $11.5 million, down from net income of $2.3 million in the first quarter of 2016, and down from a net income of $2.0 million in the prior quarter
•	Non-GAAP net loss was $10.7 million, down from net income of $7.0 million in the first quarter of 2016, and down from net income of $6.3 million in the prior quarter
•	Diluted net loss per share was $0.27, down from net income of $0.05 per share in the first quarter of 2016 and down from net income of $0.04 per share in the prior quarter
•	Non-GAAP Diluted net loss per share was $0.25, down from net income of $0.15 per share in the first quarter of 2016, and down from net income of $0.13 in the prior quarter

•	Adjusted EBITDA was a loss of $5.2 million, down from a gain of $12.3 million in the first quarter of 2016, and down from a gain of $12.5 million in the prior quarter

Non-GAAP results exclude $0.4 million of amortization of acquisition-related intangibles, $1.9 million of stock-based compensation expense and $0.1 million of costs related to the sale of the assets of our low speed transceiver product lines and other acquisition related costs and a gain of $2.0 million recognized on the sale of the low speed transceiver product assets for the first quarter.  A reconciliation of the Non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.

At March 31, 2017, cash and cash equivalents, short-term investments and restricted cash, together totaled $91.5 million, down from $105.6 million at December 31, 2016.  Restricted cash at March 31, 2017 was $3.7 million, down from $4.1 million at December 31, 2016.

Outlook for the Quarter Ending June 30, 2017

	GAAP	Non-GAAP
Revenue	$68 to $74 million
Gross Margin	23% to 25%	23% to 26%
Operating Expenses	$29 to $30 million	$26 to $27 million
Earnings per share	$0.26 to $0.34 net loss	$0.19 to $0.26 net loss

The Non-GAAP outlook for the second quarter of 2017 excludes the impact of expected amortization of intangibles of approximately $0.4 million, the anticipated impact of stock-based compensation of approximately $2.2 million, of which $0.4 million is estimated for cost of goods sold, and restructuring costs of approximately $0.7 million related to expense reduction actions subsequent to the sale of the assets of our low speed transceiver product lines.

The Company is implementing a series of cost saving measures in light of both the sale of its low speed transceiver product assets and due to the current lower market outlook from China. These changes include rationalizing the number of product lines, reducing its real estate footprint and making certain staffing reductions in line with the elimination of its low speed transceiver product line, totaling $6 to $9 million in annualized operating costs, and the Company is looking further for areas to increase savings as the year progresses.  The Company expects the full quarterly impact of its cost reduction actions to be realized by the third quarter of this year, and the Company currently expects to record a pretax charge of a range of approximately $0.7 to $1.0 million for severance costs in the second quarter. The Company is seeking to continue, with limited critical hiring, to ensure its key R&D developments move apace and maintain production capabilities to respond to any upside.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures

The Company’s non-GAAP and adjusted EBITDA measures exclude certain GAAP financial measures.  A reconciliation of the Non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.  These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.  As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons.  NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call

The call will be available, live, to interested parties by dialing 888-337-8259. For international callers, please dial +1 719-457-2662. The Conference ID number is 2116882. A live webcast will be available in the Investor Relations section of NeoPhotonics’ website at: http://ir.neophotonics.com/phoenix.zhtml?c=236218&p=irol-calendar.

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and datacenter applications. The Company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements about the following topics: future financial results, demand for the Company’s high speed products, the Company’s market position, anticipated benefits of cost reduction actions, and industry trends.  Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially.  Those risks and uncertainties include, but are not limited to, such factors as: the Company’s reliance on a small number of customers for a substantial portion of its revenues; market growth in China and other key countries; possible reduction in or volatility of customer orders or delays in shipments of products to customers; timing of customer drawdowns of vendor-managed inventory; possible disruptions in the supply chain or in demand for the Company’s products due to industry developments; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; ability of the Company to meet customer demand; economic conditions or natural disasters; volatility in utilization of manufacturing operations, supporting utility services and other manufacturing costs; the savings anticipated from cost reduction actions and the impact of severance costs; reductions in the Company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; potential pricing pressure that may arise from changing supply or demand conditions in the industry; the impact of any previous or future acquisitions or divestitures; challenges involving integration of acquired businesses and utilization of acquired technology or divestitures of assets and related product lines; the impact of the sale of the low speed transceiver product lines and the discontinuance or end of life of certain other products; market adoption, revenue growth and margins of acquired products; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements and forecasts; the timely and successful development and market acceptance of new products and upgrades to existing products; the difficulty of predicting future cash needs; the nature of other investment opportunities available to the Company from time to time; the Company’s operating cash flow; changes in economic and industry projections; a decline in general conditions in the telecommunications equipment industry or the world economy generally; and the effects of seasonality. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2016.  All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.

NeoPhotonics Corporation

Clyde R. Wallin, +1-408-678-1852

Chief Financial Officer

ray.wallin@neophotonics.com

Sapphire Investor Relations, LLC

Erica Mannion, +1-617-542-6180

Investor Relations

ir@neophotonics.com

©2017 NeoPhotonics Corporation.  All rights reserved.  NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation.  All other marks are the property of their respective owners.

NeoPhotonics Corporation

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	As of
	Mar. 31, 2017	Dec. 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$ 81,699	$ 82,500
Short-term investments	6,047	19,015
Restricted cash	3,714	4,085
Accounts receivable, net	70,877	80,610
Inventories, net	69,159	48,237
Assets held for sale	-	13,953
Prepaid expenses and other current assets	26,797	22,396
Total current assets	258,293	270,796
Property, plant and equipment, net	122,208	106,867
Purchased intangible assets, net	5,204	5,562
Goodwill	1,115	1,115
Other long-term assets	6,449	6,547
Total assets	$ 393,269	$ 390,887

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 82,750	$ 84,766
Notes payable and short-term borrowing	29,484	30,190
Current portion of long-term debt	5,263	747
Accrued and other current liabilities	37,639	30,625
Total current liabilities	155,136	146,328
Long-term debt, net of current portion	6,028	10,215
Other noncurrent liabilities	12,836	8,939
Total liabilities	174,000	165,482

Stockholders' equity:
Common stock	107	106
Additional paid-in capital	535,292	532,378
Accumulated other comprehensive loss	(5,930)	(8,401)
Accumulated deficit	(310,200)	(298,678)
Total stockholders' equity	219,269	225,405
Total liabilities and stockholders' equity	$ 393,269	$ 390,887

NeoPhotonics Corporation

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016

Revenue	$ 71,688	$ 109,837	$ 99,145
Cost of goods sold (1)	53,185	78,804	68,023
Gross profit	18,503	31,033	31,122
Gross margin	25.8%	28.3%	31.4%
Operating expenses:
Research and development (1)	15,544	15,170	12,952
Sales and marketing (1)	4,932	4,921	3,931
General and administrative (1)	11,426	7,662	9,084
Amortization of purchased intangible assets	118	234	453
Acquisition and asset sale related costs	130	1,202	-
Restructuring charges	227	-	-
Gain on asset sale	(2,000)	-	-
Total operating expenses	30,377	29,189	26,420
Income (loss) from operations	(11,874)	1,844	4,702
Interest income	73	76	55
Interest expense	(137)	(98)	(102)
Other income (expense), net	249	1,300	(1,304)
Total interest and other income (expense), net	185	1,278	(1,351)
Income (loss) before income taxes	(11,689)	3,122	3,351
Provision (benefit) for income taxes	(167)	1,126	1,041
Net income (loss)	$ (11,522)	$ 1,996	$ 2,310
Basic net income (loss) per share	$ (0.27)	$ 0.05	$ 0.06
Diluted net income (loss) per share	$ (0.27)	$ 0.04	$ 0.05
Weighted averages shares used to compute basic net income (loss) per share	42,615	42,421	41,121
Weighted averages shares used to compute diluted net income (loss) per share	42,615	45,767	43,648
(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$ 147	$ 1,525	$ 589
Research and development	662	252	971
Sales and marketing	464	501	887
General and administrative	599	353	992
Total stock-based compensation expense	$ 1,872	$ 2,631	$ 3,439

NeoPhotonics Corporation

Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016

NON-GAAP GROSS PROFIT:
GAAP gross profit	$ 18,503	$ 31,033	$ 31,122
Stock-based compensation expense	147	1,525	589
Amortization of purchased intangible assets	262	329	841
Depreciation of acquisition-related fixed asset step-up	(66)	(67)	(62)
Restructuring charges	39	-	-
Non-GAAP gross profit	$ 18,885	$ 32,820	$ 32,490
Non-GAAP gross margin as a % of revenue	26.3%	29.9%	32.8%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP total operating expenses	$ 30,377	$ 29,189	$ 26,420
Stock-based compensation expense	(1,725)	(1,106)	(2,850)
Amortization of purchased intangible assets	(118)	(234)	(453)
Depreciation of acquisition-related fixed asset step-up	(73)	(79)	(93)
Acquisition and asset sale related costs	(130)	(1,202)	-
Restructuring charges	(227)	-	-
Litigation	64	-	-
Gain on asset sale	2,000	-	-
Non-GAAP total operating expenses	$ 30,168	$ 26,568	$ 23,024
Non-GAAP total operating expenses as a % of revenue	42.1%	24.2%	23.2%

NON-GAAP OPERATING INCOME (LOSS):
GAAP income (loss) from operations	$ (11,874)	$ 1,844	$ 4,702
Stock-based compensation expense	1,872	2,631	3,439
Amortization of purchased intangible assets	380	563	1,294
Depreciation of acquisition-related fixed asset step-up	7	12	31
Acquisition and asset sale related costs	130	1,202	-
Restructuring charges	266	-	-
Litigation	(64)	-	-
Gain on asset sale	(2,000)	-	-
Non-GAAP income (loss) from operations	$ (11,283)	$ 6,252	$ 9,466
Non-GAAP operating margin as a % of revenue	(15.7)%	5.7%	9.5%

NeoPhotonics Corporation

Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016
NON-GAAP NET INCOME (LOSS):
GAAP net income (loss)	$ (11,522)	$ 1,996	$ 2,310
Stock-based compensation expense	1,872	2,631	3,439
Amortization of purchased intangible assets	380	563	1,294
Depreciation of acquisition-related fixed asset step-up	7	12	31
Acquisition and asset sale related costs	130	1,202	-
Restructuring charges	266	-	-
Litigation	(64)	-	-
Gain on asset sale	(2,000)	-	-
Income tax effect of Non-GAAP adjustments	189	(114)	(124)
Non-GAAP net income (loss)	$ (10,742)	$ 6,290	$ 6,950
Non-GAAP net income (loss) as a % of revenue	(15.0)%	5.7%	7.0%

ADJUSTED EBITDA:
GAAP net income (loss)	$ (11,522)	$ 1,996	$ 2,310
Stock-based compensation expense	1,872	2,631	3,439
Amortization of purchased intangible assets	380	563	1,294
Depreciation of acquisition-related fixed asset step-up	7	12	31
Acquisition and asset sale related costs	130	1,202	-
Restructuring charges	266	-	-
Litigation	(64)	-	-
Gain on asset sale	(2,000)	-	-
Interest expense, net	64	22	47
Provision (benefit) for income taxes	(167)	1,126	1,041
Depreciation expense	5,798	4,905	4,128
Adjusted EBITDA	$ (5,236)	$ 12,457	$ 12,290
Adjusted EBITDA as a % of revenue	(7.3)%	11.3%	12.4%

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
GAAP basic net income (loss) per share	$ (0.27)	$ 0.05	$ 0.06
GAAP diluted net income (loss) per share	$ (0.27)	$ 0.04	$ 0.05
Non-GAAP basic net income (loss) per share	$ (0.25)	$ 0.15	$ 0.17
Non-GAAP diluted net income (loss) per share	$ (0.25)	$ 0.13	$ 0.15

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET INCOME (LOSS) PER SHARE	42,615	42,421	41,121
SHARES USED TO COMPUTE GAAP DILUTED NET INCOME (LOSS) PER SHARE	42,615	45,767	43,648
SHARES USED TO COMPUTE NON-GAAP DILUTED NET INCOME (LOSS) PER SHARE	42,615	47,126	45,113